EXHIBIT 10.2
PRE-INCORPORATION AGREEMENT

This Agreement (“Agreement”) is made and entered into as of January 2, 2009 to memorialize an oral agreement made on that date by and between Matthew L. Schissler (“Schissler”) and Jonathan F. Irwin (“Irwin”).

WHEREAS,  Schissler and Irwin  have commenced negotiations with Joseph Masters (“Masters”) and Phillip Nagele (“Nagele”), owners of an ice cream shipping business, SendIceCreamNet LLC, to purchase selected assets of SendIceCreamNet LLC; and

WHEREAS, Schissler and Irwin intend to invest in or raise additional capital for a New Corporation to be formed;

NOW, THEREFORE, Schissler and Irwin agree as follows:

1.	Acquisition. Any assets of SendIceCream LLC shall be acquired by Schissler and Irwin directly or through a New Corporation. Any assets shall be contributed to the New Corporation.

2.
Ownership and Management.  Schissler and Irwin shall initially own 100% of the shares of  the  New Corporation  in a proportion that shall be agreed upon at the time of incorporation and shall be the initial directors and officers of  the New Corporation and authorized to obtain tax identification numbers, open bank accounts, enter into contracts and take all necessary and appropriate action to qualify the New Corporation to engage in business, raise capital and to conduct business operations solely through  corporate form.

3.
Reservation of Ownership Interest in New Corporation for Acquisition of Assets.   Up to 15% of the ownership of the New Corporation shall be reserved for issuance to Masters and Nagele as partial compensation for the assets.  Shares representing such ownership shall be distributed to Masters and Nagele as specified in an agreement executed to close the purchase transaction for the assets.  Any ownership interest transferred to Masters and Nagele shall be fully dilutable.

4.	Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware.

5.
Counterparts and Facsimile.  This Agreement may be executed in any number of counterparts, each of which shall be valid and enforceable against the parties executing the counterparts and all of which together shall constitute one agreement.  A facsimile signature shall be considered the same as an original.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the day and year set forth above.

/s/ Matthew L. Schissler	/s/ Jonathan F. Irwin
Matthew L. Schissler	Jonathan F. Irwin